As filed with the Securities and Exchange Commission on March 27, 2003.

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Monolithic System Technology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0291941
(State or Other Jurisdiction	(I.R.S. Employee Identification No.)
of Incorporation or Organization)

1020 Stewart Drive, Sunnyvale, California 94085

(408) 731-1800

(Address, including ZIP Code and Telephone Number, of Principal Executive Offices)

2000 EMPLOYEE STOCK OPTION PLAN

2000 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Fu-Chieh Hsu, Ph.D.

Chairman of the Board, President and Chief Executive Officer

1020 Stewart Drive, Sunnyvale, California 94085

(Name and Address of Agent For Service)

(408) 731-1800

 (Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Registered	Amount Being Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value
To be issued upon exercise of options to be granted under the 2000 Employee Stock Option Plan	500,000	$7.86 (2)	$3,930,000.00	$317.94
To be issued under the 2000 Employee Stock Purchase Plan	100,000	$7.86 (2)	$786,000	$63.59
Total Fee				$381.53

(1)           Represents additional shares reserved for issuance upon exercise of stock options granted under the Registrant’s 2000 Employee Stock Option Plan and reserved for issuance under the 2000 Employee Stock Purchase Plan.  Shares issuable upon exercise of stock options granted under the Registrant’s 2000 Employee Stock Option Plan and issuable under the Registrant’s 2000 Employee Stock Purchase Plan were originally registered on the Registration Statement on Form S-8 (Registration No. 333-64302) filed with the Securities and Exchange Commission on June 29, 2001, which Registration Statement is incorporated by reference.  This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)           Estimated solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices reported for the Common Stock on the Nasdaq National Market on March 25, 2003 pursuant to Rule 457(h)(1) and 457(c).

INCORPORATION OF DOCUMENTS BY REFERENCE

                The Registrant incorporates by reference into this Registration Statement the Registrant’s Registration Statement (Registration No. 333-64302) on Form S-8 filed with the Securities and Exchange Commission on June 29, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, state of California on March 27, 2003.

MONOLITHIC SYSTEM TECHNOLOGY, INC.

By:	/s/ FU-CHIEH HSU
Fu-Chieh Hsu
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Fu-Chieh Hsu and Mark Voll, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all registration statements relating to the same offering that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, and any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their and his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated, effective March 27, 2003.

Signature	Title	Date

/s/ FU-CHIEH HSU	Chief Executive Officer, President and Chairman of	March 27, 2003
Fu-Chieh Hsu	the Board

/s/ MARK VOLL	Vice President, Finance and Chief Financial Officer	March 27, 2003
Mark Voll	(Principal Financial and Accounting Officer)

/s/ WINGYU LEUNG	Director	March 27, 2003
Wingyu Leung

/s/ CARL E. BERG	Director	March 27, 2003
Carl E. Berg

/s/ WEI YEN	Director	March 27, 2003
Wei Yen

II-1

Exhibit Index

Exhibit Number	Exhibit Description

4.1*	Specimen Common Stock Certificate

4.2*	Third Amended and Restated Investor Rights Agreement dated September 27, 1997

4.3*	Rights Agreement

5.1	Opinion of Bingham McCutchen, LLP

10.1*	Form of Indemnity Agreement between the Registrant and each of its directors and executive officers

10.4*	Form of Restricted Stock Purchase Agreement

10.5*	2000 Stock Option Plan and form of Option Agreement thereunder

10.6**	2000 Employee Stock Purchase Plan and form of Subscription Agreement thereunder, as amended

23.1	Consent of Ernst & Young LLP Independent Auditors

23.2	Consent of PricewaterhouseCoopers LLP Independent Accountants

23.3	Consent of Bingham McCutchen, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

* Incorporated by reference to the Company’s Registration Statement on Form S-1 (Registration No. 333-43122), as amended, originally filed with the Securities and Exchange Commission on August 4, 2000, declared effective June 27, 2001.

** Incorporated by reference to the Company’s Registration Statement on Form S-8 (Registration No. 333-64302) filed with the Securities and Exchange Commission on June 29, 2001.